UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 31, 2006 (August 31, 2006)
INTERGRAPH CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-9722	63-0573222

(State or Other Jurisdiction	(Commission	(I.R.S. Employer Identification No.)
of Incorporation)	File Number)

One Madison Industrial Park IW 2000, Huntsville, AL	35894-0001

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (256) 730-2000
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Item 3.03. Material Modification to Rights of Security Holders.
Item 7.01. Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-2.1 AGREEMENT & PLAN OF MERGER
EX-4.1 AMENDMENT TO RIGHTS AGREEMENT
EX-99.1 PRESS RELEASE 08/31/06

Item 1.01 Entry Into a Material Definitive Agreement.
     On August 31, 2006, Intergraph Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cobalt Holding Company, a Delaware corporation (“Parent”), and Cobalt Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Under the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”). Parent is owned by Hellman & Friedman, LLC and Texas Pacific Group, private investment firms (the “Sponsors”). Other than the Merger Agreement, there is no material relationship between the Company and either Parent or Merger Sub.
     At the effective time of the Merger, each outstanding share of common stock, par value $.10 per share, of the Company (including the associated common stock purchase rights, the “Common Stock”), other than shares owned by the Company, Merger Sub or by any shareholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be cancelled and converted into the right to receive $44.00 in cash, without interest. At the effective time of the Merger, each outstanding option, whether vested or unvested, will be cancelled and converted into the right to receive in cash, without interest, the product of (a) the excess, if any, of $44.00 over the exercise price per share of Common Stock for such option and (b) the number of shares of Common Stock then subject to such option. Additionally, all restricted shares under the Company’s equity plans will be vested in full immediately prior to the effective time.
     Pursuant to the Merger Agreement, the Company is subject to a “no shop” restriction on its ability to solicit third-party proposals, provide information and engage in discussions with third parties relating to alternative business combination transactions. The no-shop provision is subject to a “fiduciary-out” provision that allows the Company to provide information and participate in discussions with respect to a third party proposal that its Board of Directors (1) determines in good faith, after consultation with advisors, is or is reasonably likely to result in a “superior proposal,” as defined in the Merger Agreement, and (2) determines it is required to pursue (by furnishing information or engaging in discussions) in order to comply with its fiduciary duties.
     The Company may terminate the Merger Agreement upon certain circumstances, including if its Board of Directors determines in good faith that it has received a superior proposal, and otherwise complies with certain terms of the Merger Agreement. The Merger Agreement provides that, upon the termination of the Merger Agreement, under specified circumstances, the Company will be required to reimburse Parent for its transaction expenses up to $7,000,000 and that, under specified circumstances, the Company will be required to pay Parent a termination fee of $33,140,000. Additionally, under specified circumstances, Parent will be required to pay the Company a termination fee up to $53,020,000, and the maximum liability of Parent and Merger Sub for breaches of the Merger Agreement is capped at $99,420,000. The Sponsors have agreed to guarantee the liability of any such amounts payable by Parent to the Company.
     Parent has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which, together with cash, cash equivalents and short-term investments of the Company, will be sufficient for Parent to pay the aggregate merger consideration and all related fees and expenses. Consummation of the Merger is not subject to a financing condition, but is subject to various other conditions, including approval of the Merger by the Company’s shareholders, expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the receipt of certain other foreign and domestic regulatory and governmental approvals, and other customary closing conditions. The parties expect to close the transaction during the fourth quarter of 2006.

     The foregoing summary of the proposed transaction and the Merger Agreement is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1, and incorporated herein by reference.
     The Board of Directors of the Company engaged Goldman Sachs & Co. (“Goldman Sachs”) to serve as financial advisor to the Board of Directors and to render an opinion to the Board of Directors as to the fairness to the holders of the Company’s Common Stock, from a financial point of view, of the merger consideration. On August 31, 2006, Goldman Sachs delivered an oral opinion to the Board of Directors that as of the date of the opinion and based on and subject to the assumptions made, matters considered, qualifications and limitations set forth in the opinion, the merger consideration to be received by holders of the Company’s Common Stock is fair to such holders from a financial point of view.
     The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Important Additional Information will be Filed with the SEC:
     In connection with the proposed Merger, the Company will prepare a proxy statement for the shareholders of the Company to be filed with the SEC. Before making any voting decision, the Company’s shareholders are urged to read the proxy statement regarding the merger carefully in its entirety when it becomes available because it will contain important information about the proposed transaction. The Company’s shareholders and other interested parties will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s shareholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Intergraph Corporation, One Madison Industrial Park IW 2000, Huntsville, AL 35894-0001, telephone: (256) 730-2000, or from the Company’s website, http://www.Intergraph.com.
     The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2006 Annual Meeting of Shareholders, which was filed with the SEC on April 25, 2006. Shareholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different from those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding Merger, which will be filed with the SEC.

Item 3.03. Material Modification to Rights of Security Holders.
     Immediately prior to the execution of the Merger Agreement, the Company amended the Amended and Restated Rights Agreement, dated as of March 5, 2002, between the Company and Computershare Investor Services, LLC (the “Rights Agreement”), to render the Rights under the Rights Agreement inapplicable to either (i) the execution and delivery of the Merger Agreement, or the public announcement thereof, or (ii) the consummation of transactions contemplated thereby, including the Merger.
     The foregoing description of the amendment to the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment to the Rights Agreement, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
     On August 31, 2006, the Company issued a press release announcing that they had entered into the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 hereto.
Forward-Looking Statements
     This Current Report and the exhibits furnished herewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding expectations as to the completion of the Merger and the other transactions contemplated by the Merger Agreement. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to, the ability of the parties to the Merger Agreement to satisfy the conditions to closing specified in the Merger Agreement. More information about the Company and other risks related to the Company are detailed in the Company’s most recent annual report on Form 10-K for the fiscal year ended December 31, 2005, and its quarterly reports on Form 10-Q and current reports on Form 8-K as filed with the SEC. The Company does not undertake an obligation to update forward-looking statements.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits:

Exhibit 2.1	Agreement and Plan of Merger, dated as of August 31, 2006, by and among the Company, Cobalt Holding Company and Cobalt Merger Corp.*

Exhibit 4.1	Amendment, dated as of August 31, 2006, to the Amended and Restated Rights Agreement between the Company and Computershare Investor Services, LLC

Exhibit 99.1	Press Release dated August 31, 2006

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERGRAPH CORPORATION
By:	/s/ Larry T. Miles
	Name:	Larry T. Miles
	Title:	Vice President and Controller

Date: August 31, 2006

EXHIBIT INDEX

Exhibit 2.1	Agreement and Plan of Merger, dated as of August 31, 2006, by and among the Company, Cobalt Holding Company and Cobalt Merger Corp.*

Exhibit 4.1	Amendment, dated as of August 31, 2006, to the Amended and Restated Rights Agreement between the Company and Computershare Investor Services, LLC

Exhibit 99.1	Press Release dated August 31, 2006

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.